                                                                  Exhibit 4.1(b)


                       NON-STANDARDIZED ADOPTION AGREEMENT

                      CASH OR DEFERRED PROFIT SHARING PLAN
                           AND TRUST/CUSTODIAL ACCOUNT

                                  SPONSORED BY

                      DIVERSIFIED INVESTMENT ADVISORS, INC.


The employer named below hereby establishes a Cash or Deferred Profit Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Plan Document #01.

I.       EMPLOYER INFORMATION

         NOTE: IF MORE THAN ONE EMPLOYER IS ADOPTING THE PLAN, COMPLETE THIS SECTION BASED ON THE LEAD EMPLOYER. ADDITIONAL EMPLOYERS WHO ARE MEMBERS OF THE SAME CONTROLLED GROUP MAY ADOPT THIS PLAN BY COMPLETING AND EXECUTING SECTION XIX(B) OF THIS ADOPTION AGREEMENT.

         A. NAME AND ADDRESS:

                                   MONRO MUFFLER BRAKE, INC.
                                   200 HOLLEDER PARKWAY
                                   ROCHESTER, NY 14615

         B. TELEPHONE NUMBER: (716) 647-6400

         C. EMPLOYER'S TAX ID NUMBER: 16-0838627

         D. FORM OF BUSINESS:

                [_] 1.    Sole Proprietor  [_] 4.    S Corporation

                [_] 2.    Partnership      [_] 5.    Limited Liability Company

                [X] 3.    Corporation      [_] 6.    Other:


         E. NAME OF PLAN:  MONRO MUFFLER BRAKE, INC. PROFIT SHARING PLAN

         F. THREE DIGIT PLAN NUMBER:  001
                                      ---

         G. EMPLOYER'S SIC CODE:  811190
                                  ------

         H. EMPLOYER'S TAX YEAR END:  3/31
                                      ----

         I. EMPLOYER'S STATE OF INCORPORATION:  NEW YORK

         J. Is the Employer a member of:

              1.    A controlled group?               [_] Yes        [X] No

              2.    An affiliated service group?      [_] Yes        [X] No

II.      EFFECTIVE DATE

         A. This is a new Plan having an Effective Date of _____.

         B. This is an Amended or Restated Plan. The Effective Date of the original Plan was MAY 1, 1960. Except as specifically provided in the Plan, the Effective Date of this amendment and restatement is APRIL 1, 1994. (For GUST amendments, enter the first day of the first Plan Year beginning in 1994).

            [X] 1. All Adoption Agreement sections were completed as part of this Amendment/ Restatement.

            [_] 2. Only the following Adoption Agreement sections have been completed as part of the Amendment:




            All other sections remain as provided immediately prior to this Amendment/Restatement.

         C. If different from above, the Effective Date for the Elective Deferral provisions shall be MARCH 1, 2000.

         NOTE: PURSUANT TO CODE SECTION 411(d)(6) AND THE REGULATIONS ISSUED THEREUNDER, AN EMPLOYER CANNOT REDUCE, ELIMINATE OR MAKE SUBJECT TO EMPLOYER DISCRETION ANY CODE SECTION 411(d)(6) PROTECTED BENEFITS. WHERE THIS PLAN DOCUMENT IS BEING ADOPTED, TO AMEND ANOTHER PLAN THAT CONTAINS A PROTECTED BENEFIT OR PLAN FEATURE NOT PROVIDED FOR IN THIS DOCUMENT, THE EMPLOYER MAY COMPLETE SCHEDULE A AS AN ADDENDUM TO THIS ADOPTION AGREEMENT, WHICH DESCRIBES SUCH PROTECTED BENEFIT OR PRIOR PLAN FEATURE, THAT SHALL BECOME PART OF THIS PLAN. ANY PROVISION CONTAINED IN THE ADDENDUM WILL NOT BE COVERED IN THE IRS OPINION LETTER.

III.     DEFINITIONS

         A.  "Compensation"

              Select the Compensation Definition, Computation Period and Exclusions from Compensation for each Contribution Type from the options listed below. Enter the letter of the option selected on the lines provided. Leave the line blank if no election needs to be made.

               EMPLOYER                           COMPENSATION             COMPUTATION             EXCLUSIONS
               CONTRIBUTION TYPE                  DEFINITION               PERIOD
               All Employer Contributions              b                       a                       f
               Discretionary
               Match
               QNEC/QMAC

               EMPLOYEE                           COMPENSATION             COMPUTATION             EXCLUSIONS
               CONTRIBUTION TYPE                  DEFINITION               PERIOD
               All Employee Contributions              b                       a                       f
               Elective Deferrals
               After-Tax Voluntary
               Required After-Tax

               NONDISCRIMINATION        COMPENSATION          COMPUTATION TESTS
               DEFINITION               PERIOD
               ADP/ACP                       e                       a

              NOTE: COMPUTATION PERIODS MUST BE CONSISTENT FOR ALL PURPOSES. IF VARYING COMPUTATION PERIODS ARE INDICATED, THE ELECTION SPECIFIED FOR ADP/ACP NONDISCRIMINATION TESTING WILL BE DEEMED TO BE THE ELECTION FOR ALL OTHER PURPOSES.

     1.  Compensation Definition:

         a. Code Section 3401(a) - W-2 Compensation subject to income tax withholding at the source.

         b. Code Section 3401(a) - W-2 Compensation subject to income tax withholding at the source, with all pre-tax Contributions added in.

         c.       Code Section 6041/6051 - Income reportable on Form W-2.

         d. Code Section 6041/6051 - Income reportable on Form W-2, with all pre-tax Contributions added in.

         e. Code Section 415 - All income received for services performed for the Employer.

         NOTE: THE CODE SECTION 415 DEFINITION WILL ALWAYS APPLY WITH RESPECT TO SOLE PROPRIETORS AND PARTNERS.

     2.  Compensation Computation Period:

         a.       Compensation paid during a Plan Year while a Participant.

         b.       Compensation paid during entire Plan Year.

     3.  Exclusions From Compensation:

         a.       There will be no exclusions from Compensation under the Plan.

         b.       Overtime

         c.       Bonuses

         d.       Commissions

         e.       Exclusion applies only to Highly Compensated Employees

         f. Other: THE PLAN EXCLUDES REIMBURSEMENTS OR OTHER EXPENSE ALLOWANCES, FRINGE BENEFITS (CASH AND NONCASH), MOVING EXPENSES AND DEFERRED COMPENSATION AND WELFARE BENEFITS.

         NOTE: EXCLUSIONS FROM COMPENSATION ARE NOT ALLOWED FOR ALLOCATION OF INTEGRATED CONTRIBUTIONS.

B. "Disability"

   [_]       1.    As defined in paragraph 1.23 of the Basic Plan Document #01.

   [X]       2.    Disability will be defined as: A PARTICIPANT'S PHYSICAL OR
                   MENTAL CONDITION OF A PERMANENT NATURE WHICH PREVENTS THE
                   PARTICIPANT FROM ENGAGING IN ANY SUBSTANTIAL GAINFUL
                   EMPLOYMENT WITHIN THE COMPANY. SUCH DISABILITY SHALL BE
                   DETERMINED BY THE COMMITTEE IN ACCORDANCE WITH PROCEDURES
                   UNIFORMLY APPLICABLE TO ALL PARTICIPANTS. THE COMMITTEE MAY
                   RELY UPON A COMPETENT PHYSICIAN CHOSEN BY THE PARTICIPANT AND
                   APPROVED BY THE COMMITTEE.

C. "Entry Date"

     1. Select the Entry Date from the list below and enter on the line corresponding to the Contribution type.

           CONTRIBUTION TYPE                                               ENTRY DATE
           -----------------                                               ----------

           Elective Deferrals and Voluntary After-Tax and Required               a
           After-Tax

           Employer Match                                                        a

           All Other Contributions                                               a

     2.  Entry Date Options:

         a. The first day of the month coinciding with or next following the date on which an Employee meets the eligibility requirements.

         b. The first day of the payroll period coinciding with or next following the date on which an Employee meets the eligibility requirements.

         c. The first day of the Plan Year, or the first day of the fourth, seventh or tenth month of the Plan Year coinciding with or next following the date on which an Employee meets the eligibility requirements.

         d. The earlier of the first day of the Plan Year, or the first day of the seventh month of the Plan Year coinciding with or next following the date on which an Employee meets the eligibility requirements.

         e. The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the service waiting period cannot be greater than one-half year and the minimum age requirement may not be greater than age 20 1/2.

         f.       The Employee's date of hire.

D. "Highly Compensated Employees"

      1. Top-Paid Group Election - Employees must be among the Top-Paid Group and have earned more than $80,000, as indexed.

            [X] a. Election is not applicable, the Top-Paid Group Election is not applied.

            [_] b. Election is applicable for the 1997 Plan Year.

            [_] c. Election is applicable for the 1998 Plan Year.

            [_] d. Election is applicable for the 1999 Plan Year.

            [_] e. Election is applicable for 2000 and subsequent Plan Years.


            NOTE: IF THE ABOVE TOP-PAID GROUP ELECTION IS MADE, SUCH ELECTION SHALL APPLY TO ALL PLANS MAINTAINED BY THE EMPLOYER.

      2. Prior Year Computation Period - If the Plan Year is not the calendar year, the prior year computation period for purposes of determining if an Employee earned more than $80,000, as indexed, is the calendar year beginning in the prior Plan Year.

            [_] a. Election is not applicable, the Prior Year Computation Period is not applied.

            [_] b. Election is applicable for the 1997 Plan Year.

            [_] c. Election is applicable for the 1998 Plan Year.

            [_] d. Election is applicable for the 1999 Plan Year.

            [X] e. Election is applicable for 2000 and subsequent Plan Years.

            NOTE: IF THE ABOVE PRIOR YEAR COMPUTATION PERIOD ELECTION IS MADE, SUCH ELECTION SHALL APPLY TO ALL PLANS MAINTAINED BY THE EMPLOYER.


E. "Hours of Service" (Do not complete this section if using the Elapsed Time Method)

     Hours shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

     [X]     1.   On the basis of actual hours for which an Employee is paid or entitled to payment

     [_]     2.   On the basis of days worked. An Employee shall be credited with ten (10) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the day.

     [_]     3.   On the basis of weeks worked. An Employee shall be credited with forty-five (45) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the week.

     [_]     4.   On the basis of semi-monthly payroll periods. An Employee
                  shall be credited with ninety-five (95) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

     [_]     5.   On the basis on months worked. An Employee shall be credited with one-hundred-ninety (190) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the month.

F. "Integration Level"

     [X]     1.   Not applicable.  The Plan's allocation formula is not
                  integrated with Social Security.

     [_]     2.   The maximum earnings considered wages for such Plan Year for
                  Social Security withholding purposes without regard to Medicare.

     [_]     3.   ___% (not more than 100%) of the amount considered wages for such Plan Year or Social Security withholding purposes without regard to Medicare.

     [_]     4.   $___, provided that such amount is not in excess of the amount determined under paragraph (2) above.

     [_]     5.   One dollar over 80% of the amount considered wages for such
                  Plan Year for Social Security withholding purposes without regard to Medicare.

     [_]     6.   20% of the maximum earnings considered wages for such Plan
                  Year for Social Security withholding purposes without regard to Medicare.

G. "Limitation Year"

     Unless elected otherwise below, the Limitation Year shall be the Plan Year.

     The 12-consecutive month period commencing on _____ and ending on ________.

     If applicable, there will be a short Limitation Year commencing on and ending on . Thereafter, the Limitation Year shall end on the date specified above.

H. "Net Profit"

     [ ]    1.   Not applicable. Employer Contributions to the Plan are not conditioned on profits.

     [_]    2.   Definition found in paragraph 1.55 of the Basic Plan Document
                  #01.

     [X]    3.   Net profits shall be defined as: POSITIVE AFTER-TAX INCOME AS
                  PER THE EMPLOYER'S ANNUAL AUDITED FINANCIAL STATEMENTS

     [X]    4.   Net profits are not required for the following Contributions:

                  [X]     a.      Employer Matching Contributions

                  [X]     b.      Employer discretionary Contributions

     NOTE: ELECTIVE DEFERRALS CAN ALWAYS BE CONTRIBUTED REGARDLESS OF PROFITS AND TOP-HEAVY MINIMUMS ARE REQUIRED REGARDLESS OF PROFITS. ONLY USE (3) IF THE DEFINITION IN PARAGRAPH 1.55 OF THE BASIC PLAN DOCUMENT #01 IS TO BE SUPERSEDED.

I. "Plan Year"

     The 12-consecutive month period commencing on April 1 and ending on MARCH
     31.

     If applicable, there will be a short Plan Year commencing on and ending on. Thereafter, the Plan Year shall end on the date specified above.

J. "Qualified Joint and Survivor Annuity"

     [X]     1.   Not applicable. The Safe-Harbor provisions of paragraph 8.7 of the Basic Plan Document #01 are applicable. The normal form of payment is a lump sum and no option for annuity form of payment is provided at Section XVIII(C) of this Adoption
                  Agreement.

     [_]     2.   The normal form of payment is a lump sum. The Plan does
                  provide for annuities as an optional form of payment at
                  Section XVIII(C) of this Adoption Agreement.

     [_]     3.   The Joint and Survivor Annuity rules are applicable and the survivor annuity shall be __% (50%, 66 2/3 % , 75% or 100%) of the annuity payable during the lives of the Participant and his or her Spouse. If no answer is specified, 50% shall be used.

K.  "Year of Service"

     Choose between the Hours of Service Method or Elapsed Time Method for eligibility, allocation and vesting purposes.

     For Eligibility Purposes (select one):

     [_]     1.   Elapsed Time Method

     [_]     2.   Hours of Service Method. A Year of Service will be credited upon completion of Hours of Service. A Year of Service for eligibility purposes will not be less than 1 Hour of Service nor greater than 1,000 Hours.

             [X]  3.  Not applicable, the Plan is using Expected Year of Service or has no service requirement under Section IV of this Adoption Agreement.

               For Allocation Accrual Purposes (select one):

               [_]    1.   Elapsed Time Method

               [X]    2.   Hours of Service Method. A Year of Service will be
                           credited upon completion of a stated number of Hours of Service. (Choose number of hours for each item below. The number may not be less than 1 hour of Service nor greater than 1,000 Hours):


                           a. Allocation of Employer Matching Contributions                     N/A hours


                           b. Allocation of Employer discretionary Contributions              1,000 hours

               For Vesting Purposes (select one):

               [_]    1.   Elapsed Time Method

               [X]    2.   Hours of Service Method. A Year of Service will be
                           credited upon completion of 1,000 Hours of Service. A
                           Year of Service for vesting purposes may not be less than 1 Hour of Service nor greater than 1,000 Hours.

                           NOTE: FOR ALL PURPOSES, A YEAR OF SERVICE WILL NOT BE GREATER THAN 1,000 HOURS BY OPERATION OF LAW; SEE SECTIONS IV, IX AND XIII OF THIS ADOPTION AGREEMENT FOR ADDITIONAL INFORMATION ON THE APPLICATION OF A YEAR OF SERVICE.


         L . "Valuation of Fund"

               The Trust Fund shall be valued as of each Allocation Date, and on the following Valuation Date(s):

               [_]    1.   There are no other mandatory Valuation Dates.

               [X]    2.   The following dates as specified:

                           [X]  a. Daily      [_] d. Semi-Annually

                           [_]  b. Monthly    [_] e. Annually

                           [_]  c. Quarterly  [_] f. Other:

                                              [_] g. At the discretion of the
                                                     Plan Administrator

IV. ELIGIBILITY REQUIREMENTS

         Complete the following charts using the eligibility requirements outlined below.

         A. Employees on the Effective Date of the Plan:

               CONTRIBUTION TYPE                 MINIMUM       SERVICE        CLASS EXCLUSIONS        ELIGIBILITY COMPUTATION
                                                 AGE           REQUIREMENT                            PERIOD
               All Contributions                 b             d                 a,b,f,g              b
               Elective Deferrals, Top-Heavy,
               Voluntary After-Tax and
               Required After-Tax
               Employer Match and QMACs
               Discretionary

B. New Employees:

      CONTRIBUTION TYPE                 MINIMUM       SERVICE           CLASS EXCLUSIONS     ELIGIBILITY COMPUTATION
                                        AGE           REQUIREMENT                            PERIOD
      All Contributions                 b             d                 a,b,f,g              b
      Elective Deferrals, Top-Heavy,
      Voluntary After-Tax and
      Required After-Tax
      Employer Match and QMACs
      Discretionary

     1.  AGE:  Minimum age may not be greater than age 21.

         a. Not applicable, no age requirement.

         b. Minimum age is 21 (may not be greater than 21).

     2.  SERVICE:

         a. No Service requirement.

         b. ___ months of Service.

         c. 1 Expected Year of Service. May enter after six months of actual service.

         d. 1 Expected Year of Service. May enter after 3 months of actual service (must be less than 1 year.

         e. 1 Year of Service.

         NOTE: THE MAXIMUM SERVICE REQUIREMENT FOR ELECTIVE DEFERRALS AND TOP-HEAVY MINIMUM CONTRIBUTION IS 1 YEAR. FOR ALL OTHER CONTRIBUTIONS, THE MAXIMUM IS 2 YEARS. IF THE SERVICE REQUIREMENT SELECTED FOR ANY PLAN FEATURE IS LESS THAN 1 YEAR, AN EMPLOYEE WILL NOT BE REQUIRED TO COMPLETE ANY SPECIFIED NUMBER OF HOURS OF SERVICE TO RECEIVE CREDIT FOR SUCH PERIOD. IF A SERVICE REQUIREMENT GREATER THAN 1 YEAR IS ELECTED, PARTICIPANTS MUST BE 100% VESTED IN THAT CONTRIBUTION.

     3.  CLASS EXCLUSIONS:

         a. Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if benefits were the subject of good faith bargaining and if two percent less of the Employees who are covered pursuant to that agreement, are professionals as defined in Section 1.410(b)-9 of the Internal Revenue Regulations. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

         b. Employees who are non-resident aliens [within the meaning of Code
            Section 7701(b)(1) (B)] who receive no Earned Income [within the meaning of Code Section 911(d)(2)] from the Employer which constitutes income from sources within the United States [within the meaning of Code Section 861(a)(3)].

         c. Employees compensated on an hourly basis.

         d. Employees compensated on a salaried basis.

         e. Employees compensated on a Commission basis.

         f. Leased Employees.

         g. The Plan shall exclude from participation any nondiscriminatory classification of Employees determined as follows: INDIVIDUALS DEEMED TO BE INDEPENDENT CONTRACTORS BY THE EMPLOYER EVEN IF FOR OTHER PURPOSES SUCH INDIVIDUALS SHALL BE CONSIDERED EMPLOYEES.

     4.  ELIGIBILITY COMPUTATION PERIOD:

         The initial Eligibility Computation Period shall commence on the date on which an Employee first performs an hour of Service and the first anniversary thereof. Each subsequent Computation Period shall commence on:

         a. not applicable, the Plan does not have a Service Requirement or uses the Elapsed Time Method to determine eligibility pursuant to Section III(k) of this Adoption Agreement.

         b. the anniversary of the Employee's employment date and each subsequent 12 consecutive month period thereafter.

         c. the first day of the Plan Year following the Employee's employment date and each subsequent 12 consecutive month period thereafter.

V.   RETIREMENT AGE

     A.  Normal Retirement Age:

         [X]          1.   Normal Retirement Age shall be 65 (not to exceed 65).

         [_]          2.   Normal Retirement Age shall be the later of attaining
                           age (not to exceed age 65) or the (not to exceed the 5th) anniversary of the first day of the first Plan
                           Year in which the Participant commenced participation in the Plan.


     B.  Early Retirement Age:

         [_]          1.   Not applicable.

         [X]          2.   The Plan shall have an Early Retirement Age of 55
                           (not less than 55) and completion of 0 Years of Service.


VI.      EMPLOYEE CONTRIBUTIONS

         [X]   A. Elective Deferrals:

                  Participants shall be permitted to make Elective Deferrals in any amount from a minimum of 1% to a maximum of 15% of their Compensation OR a flat dollar amount from a minimum of $ up to a maximum of $ , not to exceed % of their Compensation.

         [X]   B. Changes in Employee Deferral Elections:

                  Participants shall be permitted to terminate their Employee contributions at any time upon notice to the Employer. Participants can amend their deferral elections:

                  [_]      1.    On a daily basis.
                  [_]      2.    As of the first day of each month.
                  [X]      3.    As of the first day of each quarter.
                  [_]      4.    Upon (not more than 90) days notice to the Plan
                                 Administrator.
                  [_]      5.    As of the beginning of the next payroll period
                                 or, if not administratively feasible, as of the
                                 next following payroll period.
                  [_]      6.    Specify:

[_]      C.       Automatic Enrollment:

                  Participants shall automatically, upon first becoming eligible to participate in the Plan, have Elective Deferrals withheld from their pay in the amount of __% of Compensation. Participants shall have the right, on proper and timely notice to the Employer, to terminate or amend this Elective Deferral percentage.

                  In the event a Participant has Elective Deferrals withheld pursuant to this provision and has no investment elections selected for such Elective Deferrals, such amounts shall automatically be contributed to the following investment fund:

                  ________.

[_]      D.       Bonus Option:

                  [_]      1.       If cash bonuses paid by the Employer ARE
                                    included in the definition of Compensation, the Employer may permit a Participant to amend their deferral election, on a one-time basis, to defer to the Plan, an amount not to exceed __% or ___$ of any bonus received by the Participant for any Plan Year.

                  NOTE: IF THIS OPTION IS NOT ELECTED, AND CASH BONUSES ARE INCLUDED IN THE DEFINITION OF COMPENSATION, THE PARTICIPANT'S NORMAL DEFERRAL ELECTION PERCENTAGE WILL BE AUTOMATICALLY WITHHELD FROM THE BONUS. IF CASH BONUSES ARE EXCLUDED FROM THE DEFINITION OF COMPENSATION, NO WITHHOLDING WILL BE MADE.

[_]      E.       After-Tax Voluntary Contributions:

                  Participants shall be permitted to make After-Tax Voluntary Contributions in any amount from a minimum of ____ % to a maximum of ____ % of their Compensation OR a flat dollar amount from a minimum of $ ____ to a maximum of $____.

[_]      F.       Required After-Tax Contributions (Thrift Savings Plans only):

                  Participants shall be required to make After-Tax Contributions as follows:

                  [_]      1.       ____% (not to exceed 6%) of Compensation.

                  [_]      2.       A percentage determined by the Employee on
                                    his or her enrollment form.

[X]      G.       Rollover Contributions:

                  [_]      Participants may make Rollover Contributions.

                  [X] Employees may make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

[X]      H.       Transfer Contributions:

                  [_]      Participants may make Transfer Contributions.

                  [X] Employees may make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

                  NOTE: THE EMPLOYER MAY REFUSE TO ACCEPT TRANSFER CONTRIBUTIONS IF THE PLAN MEETS THE SAFE-HARBOR RULES OF PARAGRAPH 8.7 OF THE BASIC PLAN DOCUMENT #01.

VII. SAFE-HARBOR PLAN PROVISIONS

     [_] The Employer elects to comply with the Safe-Harbor Plan provisions as outlined in IRS Notice 98-52 and elects one of the following contribution formulas:

               [_] A. BASIC MATCHING FORMULA: Under this formula, Matching
                      Contributions will be made on behalf of each Non-Highly Compensated Employee, who is an eligible Employee, in an amount equal to 100% of the amount of the Employee's Elective Deferrals that do not exceed 3% of the Employees Compensation and 50% of the amount of the Employee's Elective Deferrals that exceed 3% of the Employees' Compensation but that do not exceed 5% of the Employees Compensation. All Contributions must be 100% vested when made and the Employer must annualize the Matching Contribution.

                      If the Safe-Harbor Matching Contribution is not being made to this Plan, the name of the Plan providing the Safe-Harbor Matching Contribution is: ____.

               [_] B. ENHANCED MATCHING FORMULA: The Matching Contribution shall be as follows: ____. All Contributions must be 100% vested when made, and the Employer must annualize the contribution.

                      The Matching Contribution made under the above formula, may not be made with respect to Elective Deferrals that exceed 6% of each eligible Employee's compensation. The above formula must provide an aggregate amount of Matching Contributions at least equal to the aggregate amount of Matching Contributions that would have been provided under the basic matching formula. The rate of Matching Contributions may not increase as an Employee's rate of Elective Deferrals increases.

                      If the Safe-Harbor Matching Contribution is not being made to this Plan, the name of the Plan providing the Safe-Harbor Matching Contribution is: ___.

               [_] C. NON-ELECTIVE CONTRIBUTION FORMULA:
                      [_]        1.   The Employer shall make a contribution
                                      equal to at least 3% of the Compensation of each Participant. The contribution shall be allocated to [_] all eligible
                                      Employees [_] all eligible Non-Highly
                                      Compensated Employees. All Contributions must be 100% vested when made.

                      [_]        2.   The Employer shall make a Non-Elective
                                      Contribution equal to __% (not less than 3%) of the Compensation of each Participant The contribution shall be allocated [_] to all eligible Employees
                                      [_] all eligible Non-Highly Compensated
                                      Employees. All Contributions must be 100% vested when made.

                      If the Safe-Harbor Non-Elective Contribution is not being made to this Plan, the name of the Plan providing the Safe-Harbor Non-Elective Contribution is: ___.

                      NOTE: EMPLOYER CONTRIBUTIONS, IN ADDITION TO THE ABOVE SAFE-HARBOR CONTRIBUTIONS, MAY BE MADE TO THE PLAN SUBJECT TO THE REQUIREMENTS AND RESTRICTIONS OF IRS NOTICE 98-52. HOWEVER, ANY PLAN UTILIZING A SAFE-HARBOR FORMULA PURSUANT TO THIS SECTION MAY NOT UTILIZE AN INTEGRATED ALLOCATION FORMULA PURSUANT TO SECTION VIII OF THIS ADOPTION AGREEMENT.

                      IF THE SAFE-HARBOR PLAN PROVISIONS ARE ELECTED, THE NONDISCRIMINATION TESTS AT ARTICLE XI OF THE BASIC PLAN DOCUMENT #01 ARE NOT APPLICABLE. THE CONTRIBUTIONS MADE ARE SUBJECT TO THE WITHDRAWAL RESTRICTIONS OF CODE SECTION 401(k)(2)(b) AND TREASURY REGULATION SECTION 1.401(k)-1(d); SUCH CONTRIBUTIONS (AND EARNINGS THEREON) MUST NOT BE DISTRIBUTED EARLIER THAN SEPARATION FROM SERVICE, DEATH, DISABILITY, AN EVENT DESCRIBED IN CODE
                      SECTION 401(k)(10), OR IN THE CASE OF A PROFIT SHARING OR STOCK BONUS PLAN, THE ATTAINMENT OF AGE 59 1/2. PURSUANT TO CODE SECTION 401(k)(2)(b) AND TREASURY REGULATION
                      SECTION 1.401(k)-1(d)(2)(II), HARDSHIP IS NOT A DISTRIBUTABLE EVENT FOR CONTRIBUTIONS OTHER THAN ELECTIVE DEFERRALS.

VIII. EMPLOYER CONTRIBUTIONS

         The Employer shall make Contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X of the Basic Plan Document #01. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year that ends with or within such Plan Year. The Employer's allocation for Plan Years beginning prior to the Effective Date of this Plan shall be as specified in any prior Plan documents.

         NOTE: THIS SECTION VIII SHOULD BE LEFT BLANK IF THE PLAN OFFERS A SAFE-HARBOR CONTRIBUTION ONLY. IF THE PLAN OFFERS A SAFE-HARBOR MATCHING CONTRIBUTION IN ADDITION TO THE MATCHING CONTRIBUTION SPECIFIED BELOW, THE FORMULA AND LIMITATIONS INDICATED BELOW DO NOT APPLY TO THE SAFE-HARBOR MATCHING CONTRIBUTION.

         [X] A. MATCHING EMPLOYER CONTRIBUTION FORMULAS: Select the Matching Formula, Computation Period and Special Limitations for each Contribution Type from the options listed below. Enter the letter of the option selected on the lines provided. Leave the line blank if no election needs to be made.

                      TYPE OF CONTRIBUTION     MATCHING                           MATCHING
                                               FORMULA -1          LIMITATIONS    FORMULA -2         LIMITATIONS

                      Elective Deferrals       c                   b              c                  f
                      Voluntary After-Tax
                      Required After-Tax
                      403(b) Deferrals

                     If any election is made for "403(b) Deferrals" above, this plan is used to fund an Employer Contribution to any existing 403(b) Plan sponsored by this Plan's Sponsor.

                     Name of corresponding 403(b) Plan:

                      1.   MATCHING CONTRIBUTION FORMULAS:

                           a. PERCENTAGE MATCH: The Employer shall contribute to
                              each eligible Participant's account an amount equal to ___ % of the Participant's Elective Deferrals.

                           b. FLAT DOLLAR MATCH: The Employer shall contribute
                              and allocate to each Participant's account $____ if the Participant defers at least 1% of Compensation.

                           c. DISCRETIONARY MATCH: The Employer's Matching
                              Contribution shall be determined by the Employer with respect to each Plan Year. The Matching Contribution shall be allocated to each Participant in accordance with the nondiscriminatory formula elected by the Employer. (If this plan is also utilizing a safe harbor contribution, pursuant to Section VII of this Adoption Agreement, Discretionary Matching Contributions may not exceed 4% of the Compensation.)

                           d. TIERED MATCH: The Employer shall contribute and
                              allocate to each Participant's account an amount equal to:

                              ___% of the first      ___% of  the Participant's
                                                          Compensation deferred,
                                                          and
                              ___% of the next       ___% of the Participant's
                                                          Compensation deferred,
                                                          and

                              ___% of the next       ___% of the Participant's
                                                          Compensation deferred.

                              NOTE: THE PERCENTAGES SPECIFIED ABOVE MAY NOT INCREASE AS THE PERCENTAGE OF PARTICIPANT'S CONTRIBUTION INCREASES.

      e. PROPORTIONATE COMPENSATION MATCH: The Employer shall contribute and allocate to each Participant who defers at least 1% of Compensation, an amount determined by multiplying such Employer Matching Contribution by a fraction the numerator of which is the Participant's Elective Deferrals and the denominator of which is the Elective Deferrals of all Participants eligible to receive such an allocation.

      f. LENGTH OF SERVICE MATCH: The Employer shall make Matching Contributions equal to the percentage determined under the following schedule:

            PARTICIPANT'S TOTAL YEARS OF SERVICE      MATCHING PERCENTAGE
            ------------------------------------      -------------------







            NOTE: EACH SEPARATE MATCHING PERCENTAGE CONTRIBUTION MUST SATISFY 401(a)(4) AND 401(m) TESTS.

2.    LIMITATIONS AND SPECIAL RULES ON MATCHING FORMULAS:

      a. The Employer elects to annualize Matching Contributions. At the end of each Plan Year, the Plan Administrator shall re-determine the Employer Matching Contribution for each Participant based upon his or her eligible annual Compensation. Any Participant for whom the Matching Contribution has not been sufficiently made in accordance with the Matching Contribution formula elected by the Employer above, shall receive an additional Matching Contribution so that the total annual deferrals reflected as a percentage of eligible annual Compensation are matched in accordance with the formula elected by the Employer.

      b. The Employer elects not to annualize Matching Contributions at Plan Year end.

      c. QUALIFIED MATCH: The Matching Contribution will be treated as a Qualified Matching Contribution (QMAC).

      d. ALLOCATIONS TO HIGHLY COMPENSATED EMPLOYEES: Allocation of the Employer's Matching Contribution will not be made to Highly Compensated Employees.

      e. LIMITATIONS ON MATCHING CONTRIBUTIONS - FORMULA 1: The Employer's Discretionary Matching Contribution in the category specified for any Participant shall not be made on Elective Deferrals that exceed ___% of Compensation. In no event will the Employer's total Matching Contribution exceed ___% of each Participant's Compensation or $___.

      f. LIMITATIONS ON MATCHING CONTRIBUTIONS - FORMULA 2: The Employer's Discretionary Matching Contribution in the category specified shall be determined by the Employer with respect to each Plan Year.

      NOTE: IF THE MATCHING CONTRIBUTION FORMULA SELECTED BY THE EMPLOYER IS 100% VESTED AND MAY NOT BE DISTRIBUTED TO THE PARTICIPANT BEFORE THE EARLIER OF THE DATE THE PARTICIPANT SEPARATES FROM SERVICE, RETIRES, BECOMES DISABLED, ATTAINS 59 1/2, OR DIES, IT MAY BE TREATED AS A QUALIFIED MATCHING CONTRIBUTION.

[X]   B.    QUALIFIED NON-ELECTIVE EMPLOYER CONTRIBUTION FORMULAS:

            [X]   1.    DISCRETIONARY PERCENTAGE CONTRIBUTION FORMULA: The
                        Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Participants. This part of the Employer's contribution and the allocation thereof shall be unrelated to any other Employer contribution made hereunder and shall be fully vested. This contribution will be allocated to:

                        [X]   a.    All Participants.

                        [_]   b.    Only Participants who are Non-Highly
                                    Compensated Employees.

                  2. DISCRETIONARY FLAT DOLLAR CONTRIBUTION FORMULA: The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Participant in a flat dollar amount to be determined by the Employer and allocated in a non-discriminatory manner. This part of the Employer's Contributions and the allocation thereof shall be unrelated to any other Employer Contributions made hereunder and shall be fully vested. This contribution will be allocated to:

                        [_]   a.    All Participants.

                        [_]   b.    Only Participants who are Non-Highly
                                    Compensated Employees.

                        NOTE: PURSUANT TO ARTICLE X OF THE BASIC PLAN DOCUMENT #01, THE EMPLOYER SHALL ALWAYS HAVE THE RIGHT AND ABILITY TO FUND A QUALIFIED NON-ELECTIVE CONTRIBUTION TO THE PLAN, TO THE EXTENT NECESSARY TO PASS
                        NONDISCRIMINATION TESTING.

[X]   C.    DISCRETIONARY EMPLOYER CONTRIBUTION - NON-INTEGRATED FORMULA: The
            Employer shall have the right to make an additional discretionary contribution. The Employer's contribution for the Plan Year shall be allocated to the accounts of eligible Participants as follows:

            [X]   1.    Such contribution shall be allocated to each eligible
                        Participant, in proportion to his or her Compensation, as a percentage of the Compensation of all eligible
                        Participants.

            [_]   2.    Such contribution shall be a uniform dollar amount to
                        each eligible Participant.

[_]   D.    DISCRETIONARY EMPLOYER CONTRIBUTION - EXCESS INTEGRATED ALLOCATION
            FORMULA: The Employer shall have the right to make an additional discretionary contribution. The Employer contribution for the Plan
            Year shall be allocated to the accounts of eligible Participants as follows:

            NOTE: IF THE PLAN IS NOT TOP-HEAVY, OR IF THE TOP-HEAVY MINIMUM CONTRIBUTION OR BENEFIT IS PROVIDED UNDER ANOTHER PLAN COVERING THE SAME EMPLOYEES, PARAGRAPH 1 AND 2 ABOVE MAY BE DISREGARDED AND 5.7%, 4.3% OR 5.4% MAY BE SUBSTITUTED FOR 2.7%, 1.2% OR 2.4% WHERE IT APPEARS IN PARAGRAPH 3 ABOVE.

            1. Step One: To the extent Contributions are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.

            2. Step Two: Any remaining Employer Contributions will be allocated up to a maximum of 3% of excess Compensation of all Participants to Participants who have Compensation in excess of the Integration Level (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. If Employer Contributions are insufficient to fund to this level, the Employer must determine the uniform allocation percentage to allocate to those Participants who have Compensation in excess of the Integration Level. To determine this uniform allocation percentage, the Employer must take the remaining Contribution and divide that amount by the total excess Compensation of Participants.

            3. Step 3: Any remaining Employer Contributions will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation step. If the Integration Level defined at Section III(F) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but nor more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%. If Employer Contributions are insufficient to fund to this level, the Employer must determine the uniform allocation percentage to allocate to those Participants who have Compensation up to the Integration Level and excess Compensation. To determine this uniform allocation percentage, the Employer must take the remaining Contribution and divide that amount by the total Compensation including excess Compensation of Participants.

            4. Step 4: Any remaining Employer Contributions will be allocated to all Participants in the ratio that each Participant's Compensation bears to all Participant's Compensation.

            NOTE: ONLY ONE PLAN MAINTAINED BY THE EMPLOYER MAY BE INTEGRATED WITH SOCIAL SECURITY. ALSO, ANY PLAN UTILIZING A SAFE-HARBOR FORMULA AS PROVIDED IN SECTION VII OF THIS ADOPTION AGREEMENT, MAY NOT UTILIZE AN INTEGRATED ALLOCATION FORMULA.

[_]   E.    DISCRETIONARY EMPLOYER CONTRIBUTION - BASE INTEGRATED ALLOCATION
            FORMULA: The Employer shall have the right to make additional discretionary contribution. To the extent that such Contributions are sufficient, they shall be allocated as follows:

            ___% of each eligible Participant's Compensation plus ___% of Compensation in excess of the Integration Level defined at Section III(F) hereof. The percentage on excess Compensation may not exceed the lesser of (i) the amount first specified in this paragraph or
            (ii) the greater of 5.7% or the percentage rate of tax under Code
            Section 311(a), as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies an Integration Level in Section III(F) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Integration Level is greater than the larger of $10,000 or 20% of the SSTWB, but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Integration Level is greater than 80% of the SSTWB, but less than 100% of the SSTWB, the excess percentage is 5.4%.

            NOTE: ONLY ONE PLAN MAINTAINED BY THE EMPLOYER MAY BE INTEGRATED WITH SOCIAL SECURITY. ALSO, ANY PLAN UTILIZING A SAFE-HARBOR FORMULA AS PROVIDED IN SECTION VII OF THIS ADOPTION AGREEMENT, MAY NOT UTILIZE AN INTEGRATED ALLOCATION FORMULA.

[_]   F.    ADDITIONAL ADOPTING EMPLOYERS:

            [_]   1.    Contributions and forfeitures from participating
                        Employers under Section VIII(C) and/or Section VIII(D) above shall be pooled together and allocated among all eligible Participants.

                  [_]   2.    Each participating Employer's contribution under
                              Section VIII( C) and/or Section (D) above and forfeitures subject to reallocation attributable to all Contributions made by such Employer shall only be allocated to eligible Participant's of the participating Employer.

                  NOTE: WHERE CONTRIBUTIONS AND FORFEITURES ARE TO BE ALLOCATED TO ELIGIBLE PARTICIPANTS BY PARTICIPATING EMPLOYER, EACH SUCH EMPLOYER MUST MAINTAIN DATA DEMONSTRATING THAT THE ALLOCATIONS BY GROUP SATISFY THE NON-DISCRIMINATION RULES UNDER CODE
                  SECTION 401(A)(4).

      [X]   G.    MINIMUM EMPLOYER CONTRIBUTION FORMULA UNDER TOP-HEAVY PLANS:
                  For any Plan Year during which the Plan is Top-Heavy, the sum of the Contributions and forfeitures (excluding Elective
                  Deferrals) allocated to non-Key Employees, shall not be less than the amount required under paragraph 15.2 of the Basic
                  Plan Document #01. Top-Heavy minimums will be allocated to:

                  [X]   1.    All eligible Participants.

                  [_]   2.    Only eligible non-Key Employees who are
                              Participants.

IX.   ALLOCATION TO PARTICIPANTS

      [_]    A.   All Safe-Harbor Non-Elective and Matching Contributions funded pursuant to Section VII, of this Adoption Agreement, will be made to all Employees who have satisfied the eligibility requirements for Elective Deferrals pursuant to Section IV of this Adoption Agreement.

      [X]    B.   Employer Contributions for a Plan Year will be allocated to all Participants who have met the following requirements (if no provision is selected below, Participants will NOT be required to complete a Year of Service or be employed on the last day of the Plan Year to receive an allocation):

                                                               MATCH     MATCH
                                                              FORMULA   FORMULA
                                                                 1         2         QNEC     QMAC    OTHER
                                                              ----------------------------------------------
                  1.     Employment as of the last day
                         of the Plan Year is required for:
                               a. All employees                 [_]       [_]         [_]      [_]      [_]

                               b. Termination                   [_]       [_]         [_]      [_]      [X]

                               c. Retirement                    [_]       [_]         [_]      [_]      [_]

                               d. Disability                    [_]       [_]         [_]      [_]      [_]

                               e. Death                         [_]       [_]         [_]      [_]      [_]

                               f. Other:                        [_]       [_]         [_]      [_]      [_]

                  2.     A Year of Service will be required for :
                               a. All employees                 [_]       [_]         [_]      [_]      [_]

                               b. Active employees              [_]       [_]         [_]      [_]      [X]

                               c. Termination                   [_]       [_]         [_]      [_]      [X]

                               d. Retirement                    [_]       [_]         [_]      [_]      [_]

                               e. Disability                    [_]       [_]         [_]      [_]      [_]

                               f. Death                         [_]       [_]         [_]      [_]      [_]

                               g. Other:                        [_]       [_]         [_]      [_]      [_]

         [X]  D.   Leased Employees:

             [X]  1.    Not applicable. Leased Employees do not participate in
                        this plan.

             [_]  2.    If a Leased Employee of the Employer is a Participant in
                        the Plan and also participates in a plan maintained by the leasing organization (select one):

                        [_]  a.    The Plan Administrator will determine the
                                   Leased Employee's allocation of Employer
                                   Contributions without taking into account the Leased Employee's allocation, if any, under the leasing organization's plan.

                        [_]  b.    The Plan Administrator will reduce a Leased
                                   Employee's allocation of Employer
                                   Non-Elective Contribution (other than
                                   designated Qualified Non-Elective
                                   Contributions) under this Plan by the
                                   Leased Employee's allocation under the
                                   leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's Service provided to the Employer.

                                   [_]  i. The leasing organization's plan
                                           must be a money purchase plan which
                                           would satisfy the definition of a
                                           Safe-Harbor plan defined at 2.6 in
                                           the Basic Plan Document #01,
                                           irrespective of whether the
                                           Safe-Harbor exception applies.

                                   [_] ii. The leasing organization's plan must
                                           satisfy the features and, if a
                                           defined benefit plan, the method of
                                           reduction described in an addendum to
                                           this Adoption Agreement.

X.       DISPOSITION OF FORFEITURES

           A.    FORFEITURE ALLOCATION ALTERNATIVES:

                 Number the order in which forfeitures associated with the contribution type will be allocated
                 DISPOSITION METHOD                                             Employer Contribution Type
                                                                              ---------------------------------
                                                                              Match         Other Contributions

                 1.     Reduce Matching Contribution                            1                      1

                 2.     Offset Plan expenses                                    2                      2

                 3. Allocate to all eligible Participants as an additional Match*

                 4. Allocate to eligible Participants who are NHCEs as an additional Match*

                 5.     Reduce future Employer Contributions                    3                      3

                 6. Allocate to all eligible Participants in proportion to Compensation

                 7. Allocate to eligible Participants who are NHCEs in proportion to Compensation

                        * THESE CONTRIBUTIONS WILL BE INCLUDED IN THE ACP TEST.

            B. Eligibility for Allocation if Disposition Methods in X(A)(3)-(6) are Elected:

                  Participants eligible to share in the allocation of other Employer Contributions under Section VIII shall be eligible to share in the allocation of forfeitures except where allocations are only to Non-Highly Compensated Employees.

            C.    Timing of Allocation of Forfeitures:

                  1. If no distribution or deemed distribution has been made to a former Participant, non-vested portions shall be forfeited as of the next Allocation Date following the date on which the Participant separates from Service.

                  2. If a former Participant has received the full amount of his or her vested interest, the non-vested portion of his or her account shall be forfeited as of the next Allocation Date following the date on which the former Participant receives payment of his or her vested benefit. Such forfeitures shall be disposed of:

                        [_]   a.    At the end of the Plan Year during which the
                                    former Participant incurs his or her fifth consecutive one-year Break in Service.

                        [X]   b.    As of any Allocation Date during the Plan
                                    Year (or as soon as administratively
                                    feasible following the close of the Plan
                                    Year) in which the former Participant
                                    received full payment of his or her vested benefit.

                        [_]   c.    As of the earlier of the first day of the
                                    Plan Year, or the first day of the seventh month of the Plan Year following the date on which the Participant received full payment of his or her vested benefit.

                  NOTE: THE DISPOSITION OF AN EXCESS AGGREGATE CONTRIBUTION SHALL BE MADE AT THE END OF THE APPLICABLE TEST YEAR, OR IF NOT ADMINISTRATIVELY FEASIBLE, AT THE END OF THE FOLLOWING PLAN YEAR.

            D.    Restoration of Forfeitures Upon Rehire:

                  If amounts are forfeited prior to five consecutive one-year Breaks in Service, the Funds for restoration of account balances to Participants will be obtained from the following sources in the order indicated (number each item accordingly):

                  1        1.     Current year's forfeitures.

                  2        2.     Additional Employer contribution.


XI.   LIMITATIONS ON ALLOCATIONS AND TOP-HEAVY CONTRIBUTIONS

      A.    Limitations on Allocations

                  [_]   1.    This is the only Plan the Employer maintains or
                              ever maintained.

                              Allocation of Excess Annual Additions: In the event that the allocation formula results in an Excess Amount, such excess, after distribution of Employee related Contributions pursuant to paragraph 10.2 of the Basic Plan Document #01 shall be:

                              [_]  a. Placed in a suspense account for the
                                      benefit of the participant without the
                                      crediting of gains or losses for the
                                      benefit of the Participant.

                              [_]  b. Reallocated as additional Employer
                                      Contributions to all other Participants to the extent that they do not have any Excess Amount.

    NOTE: IF NO METHOD IS SELECTED, THE SUSPENSE ACCOUNT METHOD WILL BE USED.

[X]    2.   The Employer does maintain or has maintained another Plan [including
            Welfare Benefit Fund or an individual medical account as defined in Code ss.415(1)(2)], under which amounts are treated as Annual
            Additions and has completed the proper sections below.

            [_]   a.    If the Participant is covered under another qualified
                        Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan:

                        [_]   i. The provisions of Article X of the Basic Plan
                                 Document #01will apply, as if the other plan were a Master or Prototype Plan.

                        [_]  ii. The Employer has specified below the method
                                 under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess amounts, in a manner that precludes Employer discretion.



            [_]   b.    Allocation of Excess Annual Additions:

                        In the event that the allocation formula results in an Excess Amount, such excess, after distribution of Employee related Contributions pursuant to paragraph
                        10.2 of the Basic Plan Document #01 shall be:

                        [_]  i.  Placed in a suspense account for the benefit of
                                 the Participant without the crediting of gains or losses for the benefit of the Participant.

                        [_]  ii. Reallocated as additional Employer
                                 Contributions to all other Participants to the extent that they do not have any Excess Amount.

                        NOTE: IF NO METHOD IS SELECTED, THE SUSPENSE ACCOUNT METHOD WILL BE USED.

            [X]   c.    If a Participant is or ever has been a participant in a
                        Defined Benefit Plan maintained by the Employer, the Employer must specify below the provisions that satisfy the 1.0 limitation of Code ss.415(e). Such provision must preclude Employer discretion and is applicable for Limitation Years beginning before January 1, 2000.

                        EFFECTIVE FOR LIMITATION YEARS BEGINNING BEFORE JANUARY 1, 2000, IF A PARTICIPANT IS PARTICIPATING IN ONE OR MORE DEFINED BENEFIT PLANS OF THE EMPLOYER (OR AN AFFILIATE) AND ONE OR MORE DEFINED CONTRIBUTION PLANS OF THE EMPLOYER (OR AN AFFILIATE) THE NUMERATOR OF THE DEFINED BENEFIT FRACTION (AS DEFINED IN CODE SECTION 415(e)(2)(A)) OF THE MONRO MUFFLER BRAKE, INC. RETIREMENT PLAN FOR ANY PLAN YEAR SHALL BE LIMITED (OR REDUCED, IF APPLICABLE), SO THAT A "COMBINED BENEFIT FACTOR" IN EXCESS OF 1.0 SHALL NOT RESULT, PURSUANT TO CODE SECTION 415(e).

B.    Top-Heavy Provisions:

      In the event the Plan is or becomes Top-Heavy, the minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied in the elected manner:

      [_]   1.    This is the only qualified retirement plan maintained by the
                  Employer. The minimum contribution will be satisfied by this Plan.

      [_]   2.    The Employer does maintain another Defined Contribution Plan.
                  The minimum contribution will be satisfied by:

                        [_]   a.    This Plan.

                        [_]   b.

                                 (Name of other Qualified Plan)

            [X]   3.    The Employer does maintain a Defined Benefit Plan. A
                        method is stated below under which the minimum contribution and benefit provisions of Code ss.416 will be satisfied. Such method must preclude Employer discretion and is applicable for Limitation Years beginning before January 1, 2000. Interest and mortality assumptions used in the Top-Heavy Ratio must be stated.

                        THE MINIMUM BENEFITS REQUIRED BY CODE SECTION 416 SHALL BE PROVIDED UNDER THE MONRO MUFFLER BRAKE, INC. RETIREMENT PLAN AND OFFSET BY BENEFITS PROVIDED UNDER THIS PLAN. IN ADDITION, EFFECTIVE FOR LIMITATION YEARS BEGINNING BEFORE JANUARY 1, 2000, IN ORDER TO COMPLY WITH THE REQUIREMENTS OF CODE SECTION 416(h), IN THE CASE OF A PARTICIPANT WHO IS OR HAS BEEN PARTICIPATING IN A DEFINED CONTRIBUTION PLAN AND A DEFINED BENEFIT PLAN OF THE EMPLOYER (OR AN AFFILIATE) IN ANY PLAN YEAR IN WHICH THE PLAN IS TOP-HEAVY, THERE SHALL BE IMPOSED UNDER THIS PLAN THE FOLLOWING LIMITATION IN ADDITION TO ANY OTHER LIMITATIONS IMPOSED HEREIN. IN ANY SUCH YEAR, FOR PURPOSES OF SATISFYING THE AGGREGATE LIMIT ON CONTRIBUTIONS AND BENEFITS UNDER CODE SECTION 415(e), BENEFITS PAYABLE FROM THIS PLAN SHALL BE REDUCED SO AS TO COMPLY WITH A LIMIT DETERMINED IN ACCORDANCE WITH CODE SECTION 415(e) BUT WITH THE NUMBER "1.0" SUBSTITUTED FOR THE NUMBER "1.25" IN THE "DEFINED BENEFIT PLAN FRACTION" (AS DEFINED IN CODE SECTION 415(e)(2)) AND THE "DEFINED CONTRIBUTION PLAN FRACTION" (AS DEFINED IN CODE SECTION 415(e)(3)).

XII.  NONDISCRIMINATION TESTING

      [_]   A.    Not applicable for Plan Years beginning in 2000 and beyond.
                  The Plan is not subject to ADP or ACP testing. The Plan does not offer an after-tax provision. It either meets the Safe-Harbor provisions of Section VII of this Adoption
                  Agreement and the provisions of Notice 98-52, or does not benefit any Highly Compensated Employees.

      [_]   B.    Testing Elections for ADP and ACP (for Plan Years beginning in
                  2000 and beyond):

                  [_]   1.    Current year data for all Participants will be
                              used.

                  [_]   2.    Prior year data for Non-Highly Compensated
                              Employees will be used.

      [X]   C.    Special Testing Election for the First Plan Year:

                  1.    ADP Testing (select one)

                        [_]   a.    Current year data for all Participants will
                                    be used.

                        [X]   b.    Current year data for Highly Compensated
                                    Employees will be used. The ADP for
                                    Non-Highly Compensated Employees is assumed to be 3% or the actual ADP if greater.

                  2.    ACP Testing (select one)

                        [_]   a.    Current year data for all Participants will
                                    be used.

                        [X]   b.    Current year data for Highly Compensated
                                    Employees will be used. The ACP for
                                    Non-Highly Compensated Employees is assumed to be 3% or the actual ACP if greater.


NOTE: PLEASE REFER TO SCHEDULE B FOR TESTING ELECTIONS FOR PLAN YEARS 1997-1999.

XIII. VESTING

      Employees shall always have a fully vested and non-forfeitable interest in any Employee (including Elective Deferrals) Contributions and their investment earnings. Any Employer Contributions made pursuant to the Safe-Harbor Plan provisions and any QNEC/QMAC contributions must be fully vested when made.

      Each Participant shall acquire a vested and non-forfeitable percentage in his or her account balance attributable to the Employer Contributions and their earnings under the schedules selected below except in any Plan Year during which the Plan is determined to be Top-heavy. In any Plan Year in which the Plan is Top-Heavy, two-twenty vesting schedule [option (B)(4)] or the three-year cliff schedule [option (B)(3)] shall automatically apply unless the Employer has elected a faster vesting schedule. If the Plan's vesting schedule is changed, because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement.

      A.    Vesting Computation Period:

            The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's non-forfeitable right to his or her account balance derived from Employer Contributions:

            [_]   1.    Shall not be applicable since Participant's are always
                        fully vested, or

            [_]   2.    Shall not be applicable since Section III(k) of this
                        Adoption Agreement is defined as Elapsed Time, or

            [_]   3.    Shall commence on the date on which an Employee first
                        performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof, or

            [X]   4.    Shall commence on the first day of the Plan Year during
                        which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof:

            For Plans not using Elapsed Time, a Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service, or if lesser, the number of hours specified in Section III(L) of this Adoption Agreement, at any time during the 12-consecutive month computation period. A Year of Service may be earned prior to the end of the 12-consecutive month computation period and the Participant need not be employed at the end of the 12-consecutive month computation period to receive credit for a Year of Service.

      B.    Vesting Schedules:

            Select option and complete blank vesting percentages from list below and insert in Vesting Schedule chart below.

                                   1           2           3            4           5            6           7
                 1.           Full and immediate Vesting

                 2.               ___%       100%

                 3.               ___%       ___%         100%

                 4.               ___%        20%          40%          60%         80%         100%

                 5.               ___%       ___%          20%          40%         60%          80%         100%

                 6.             10%          20%         30%          40%         60%          80%         100%

                 7.              0%           0%          0%           0%        100%

                 8.              0%          25%         50%          75%         100%        100%          100%

                 NOTE: THE PERCENTAGES SELECTED FOR SCHEDULE (8) MAY NOT BE LESS FOR ANY YEAR THAN THE PERCENTAGES SHOWN AT SCHEDULE (5).

                           VESTING SCHEDULE CHART     EMPLOYER CONTRIBUTION TYPE
                           ----------------------     --------------------------

                                                      All Employer Contributions
                                       1              Safe-Harbor Contributions (matching or non-Elective)
                                       8              Match on Elective deferrals
                                                      Match on Voluntary Contributions
                                                      Match on Required Employee Contributions
                                       7              Discretionary Contribution Formula
                                       8              Top-Heavy Minimum Contributions

      C.    Service Disregarded for Vesting:

            [X]   1.    Not applicable. All Service is considered.

            [_]   2.    Service prior to the Effective Date of this Plan or a
                        predecessor plan is disregarded when computing a Participant's vested and non-forfeitable interest.

            [_]   3.    Service prior to a Participant having attained age 18 is
                        disregarded when computing a Participant's vested and non-forfeitable interest.

XIV.  SERVICE WITH PREDECESSOR ORGANIZATION

      [X]   A.    Not applicable. The Plan does not recognize Service with any
                  Predecessor Organizations.

      [_]   B.    Service with the following organizations will be considered for the Plan purpose indicated:

                                                ELIGIBILITY         VESTING

      ____________________________________          [_]                [_]
      ____________________________________          [_]                [_]

XV. IN-SERVICE WITHDRAWALS

    [X]  A. In-service withdrawals pursuant to Section 6.8 of the Basic Plan
            Document #01 are permitted. Participants may withdraw the following contribution types after meeting the following requirements:

                                                       a         b        c          d          e
                        After-tax Voluntary           [_]       [_]      [_]        [_]        [_]

                        Rollover                      [_]       [X]      [_]        [_]        [_]

                        Transfer                      [_]       [X]      [_]        [_]        [_]

                        Elective Deferrals            [_]       n/a      n/a        [_]        [X]

                        Qualified Non-elective        [_]       n/a      n/a        [_]        [X]

                        Qualified Matching            [_]       n/a      n/a        [_]        [_]

                        Safe-Harbor Matching          [_]       n/a      n/a        [_]        [_]

                        Safe-Harbor Non-elective                [_]       n/a      n/a        [_]        [_]

                        Vested Non Safe-Harbor Matching
                        Formula 1                               [_]       [_]      [_]        [_]        [X]

                        Vested Non Safe-Harbor Matching
                        Formula 2                               [_]       [_]      [_]        [_]        [_]

                        Vested Non Safe-Harbor Discretionary    [_]       [_]      [_]        [_]        [X]

                  a.    Not available for in-service withdrawals at any time.

                  b.    Available for in-service withdrawals at any time.

                  c. Participants having completed five or more Years of Service may elect to withdraw all or any part of their Vested Account Balance.

                  d. Participants may withdraw all or any part of their Account Balance after having attained the Plan Normal Retirement Age.

                  e. Participants may withdraw all or any part of their Vested Account Balance after having attained age 59 1/2 (not less than 59 1/2).

      [X]   B.    Hardship withdrawals are permitted in the Plan pursuant to
                  Section 6.9 of the Basic Plan Document #01. Participants may withdraw the following contribution types (and applicable earnings):

                  [X]   Elective Deferrals      [X]   Vested Non Safe-Harbor Discretionary   [_]   Transfer

                  [_]   Qualified Matching      [X]   Vested Non Safe-Harbor Matching

                  [_]   Qualified Non-Elective  [_]   Rollover

XVI.  ANCILLARY BENEFITS

      [X]   A.    Participant loans as provided for in this paragraph 14.5 of the Basic Plan Document #01 are permitted in accordance with the Employer's established loan procedures. Loan payments will be suspended under the Plan as permitted under Code Section
                  414(u) in compliance with the Uniformed Service Employment and Re-employment Rights Act of 1994.

      [_]   B.    The insurance provisions of paragraph 14.6 of the Basic Plan
                  Document #01 are applicable.

XVII. INVESTMENT DIRECTION

      A.    Investment Management Responsibility:

            The Employer shall appoint the Trustee to manage the assets of the Plan unless otherwise indicated below. By selecting a box, the Employer is making a designation as to who will have investment authority over that specified contribution type.

                                                                                  INVESTMENT
                                                       EMPLOYER    PARTICIPANT     MANAGER

                 1.     All Contributions                [_]           [X]           [_]

                 2.     Elective Deferrals               [_]           [_]           [_]

                 3.     Voluntary Contributions          [_]           [_]           [_]

                 4.     Required Contributions          [_]           [_]           [_]

                 5.     QMACs                           [_]           [_]           [_]

                 6.     Matching Contributions          [_]           [_]           [_]

                 7.     QNECs                           [_]           [_]           [_]

                 8.     Other Employer Contributions    [_]           [_]           [_]

                 9.     Rollover Contributions 10.      [_]           [_]           [_]

                 10.    Transfer Contributions


      B.    Limitations on Participant Directed Investments:

            [X]   1.    Participants are only permitted to select from among
                        investment alternatives made available by the Employer under the Plan.

            [_]   2.    Participants are permitted to invest in any investment
                        permitted at paragraph 14.3 of the Basic Plan Document
                        #01.

      C.    ERISA Section 404(c):

            [X] The Employer has elected to be covered by the fiduciary liability provisions with respect to Participant directed investments under ERISA Section 404(c).

            NOTE: TO THE EXTENT THAT EMPLOYEE INVESTMENT DIRECTION WAS PREVIOUSLY PERMITTED, THE EMPLOYER SHALL HAVE THE RIGHT TO EITHER MAKE THE ASSETS PART OF THE GENERAL FUND, OR LEAVE THEM AS SEPARATELY INVESTED SUBJECT TO PARAGRAPH 14.9 OF THE BASIC PLAN DOCUMENT #01.

XVIII. DISTRIBUTION OPTIONS

      A.    Timing of Distributions [both (1) and (2) must be completed]:

            1. Distributions payable as a result of termination for death, disability or retirement shall be paid b [select from the list at (A)(3) below].

            2. Distributions payable as a result of termination for reasons other than death, disability or retirement shall be paid c [select from the list at (A)(3) below].

            3.    Distribution Options:

                  a. As soon as administratively feasible following the close of the plan Year during which a distribution is requested or is otherwise payable.

                  b. As soon as administratively feasible following the date of which a distribution is requested or is otherwise payable.

                  c. As soon as administratively feasible, after the close of the Plan Year during which the Participant incurs 5 consecutive one-year Breaks in Service.

                  d. Only after the Participant has achieved the Plan's Normal Retirement Age or Early Retirement Age, if applicable.

B.    Required Beginning Date:

      1. The Required Beginning Date of any Participant who attains age 70 1/2 on or before December 31, 1995 is the April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

            Beginning in 1996, such Participants who are not 5% owners may elect to stop receiving minimum distributions pursuant to IRS Notice 97-45.

      2. The Required Beginning Date of any Participant who attains age 70 1/2 on or after January 1, 1996, but no later than December 31, 1998, and who is not a 5% owner is as follows (select on from below):

            [_]   a.    The April 1st of the calendar year following the
                        calendar year in which the Participant attains age
                        70 1/2.

            [X]   b.    Either the April 1st of the calendar year following the
                        calendar year in which the Participant attains age 70
                        1/2 or the April 1st of the calendar year following the calendar year in which the Participant retires.
                        Participants attaining age 70 1/2 after December 31,
                        1996 must elect by the April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2 to defer distributions until retirement. Participants attaining age 70 1/2 in 1996 must elect by December 31, 1997 to defer distributions until retirement. If the appropriate election is not made, the Participant will begin receiving distributions by the April 1st of the calendar year following the calendar year in which the Participant attains age 70
                        1/2.

      3. The Required Beginning Date of a Participant who attains age 70 1/2 on or after January 1, 1999 and who is not at 5% owner, is the later of the April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2 or the April 1st of the calendar year following the calendar year in which the Participant retires.

            Except that such Participant may elect to begin receiving distributions as of the April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2. Any distributions made pursuant to such an election will not be considered required minimum distributions. Such distributions will be considered in-service distributions and as such, will be subject to applicable withholding.

            NOTE: THE REQUIRED BEGINNING DATE OF ANY PARTICIPANT WHO IS CONSIDERED A 5% OWNER IS THE APRIL 1ST OF THE CALENDAR YEAR FOLLOWING THE CALENDAR YEAR IN WHICH THE PARTICIPANT ATTAINS AGE 70 1/2 REGARDLESS OF WHEN SUCH PARTICIPANT ATTAINS AGE 70 1/2.

C.    Forms of Payment (select all that apply):

      [X]   1.    Lump Sum

      [_]   2.    Partial

      [X]   3.    Installment Payments

      [_]   4.    Life Annuity

      [_]   5.    Term Certain Annuity with payments guaranteed for ____ years
                  (not to exceed 20).

      [_]   6.    Joint and [_] 50%, [_] 66-2/3%, [_] 75% or [_] 100% survivor annuity.

      [_]   7.    Other: _____.

            NOTE: NORMAL FORM OF PAYMENT IS DETERMINED AT SECTION III(K) OF THIS ADOPTION AGREEMENT. IN ADDITION, IF OPTION III(K)(1) OF THIS ADOPTION AGREEMENT IS SELECTED, NO FORM OF PAYMENT OTHER THAN LUMP SUM MAY BE SELECTED ABOVE.

      D.    Recalculation of Life Expectancy:

            When determining installment payments in satisfying the minimum distribution requirements under the Plan, Life Expectancy shall:

            [X]   1.    Be recalculated at the Participant's election.

            [_]   2.    Be recalculated.

            [_]   3.    Not be recalculated.


XIX.  SIGNATURES

      It is recommended that the Employer consult with legal counsel and/or a tax advisor before executing this Adoption Agreement.

      A.    EMPLOYER:

            This Agreement, and the corresponding provisions of the Basic Plan Document #01, were adopted by the Employer the ___ day of ___,
            _____.


            Name of Employer:                MONRO MUFFLER BRAKE, INC.

            Executed by (enter name):

            Title:

            Signature:

      B.    Participating Employers (attach additional pages if necessary):

            Name of Participating Employer:

            Executed by (enter name):

            Title:

            Signature:


            Name of  Participating Employer:

            Executed by (enter name):

            Title:

            Signature:

      The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan.

      EMPLOYER'S RELIANCE: The adopting Employer (and any participating Employers) may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code Section 401. In order to obtain reliance with respect to the Plan qualification, the Employer must apply to the Internal Revenue Service for a determination letter.

C.    TRUSTEE:

      [_]   1.    Not applicable. Plan assets invested solely in Group Annuity
                  Contracts(s). There is no Trustee and the terms of the Contract(s) will apply.

      [X]   2.    The Trustee appears on a separate Trust Agreement attached to the Plan and hence any and all trust provisions in this Adoption Agreement and corresponding Basic Plan Document #01 are not applicable.

      [_]   3.    The Trust provisions of this Adoption Agreement and
                  corresponding Basic Plan Document #01 are applicable. The
                  Plan's Trustee is as follows:

                  Name and address of Trustee:










                  The Employer's Plan as contained herein, was accepted by the Trustee the ___ day of ___, ____.


                  Accepted on behalf of the
                  Trustee by:

                  Title:

                  Signature:

                                   SCHEDULE A

                  PRIOR PLAN PROVISIONS AND PROTECTED BENEFITS



The following are provisions of the Employer's prior Plan document(s):

1.    Plan provision:

      Effective Date:


2.    Plan provision:

      Effective Date:


3.    Plan provision:

      Effective Date:


4.    Plan provision:

      Effective Date:


5.    Plan provision:

      Effective Date:

                                   SCHEDULE B
                 TESTING ELECTIONS - CURRENT OR PRIOR YEAR ELECTION

The following elections are made with regard to satisfying the Average Deferral Percentage Test (ADP Test) and, if applicable, the Average Contribution Percentage Test (ACP Test). Each election is applicable for the Plan Year indicated.

A.    Testing Elections for the Plan Year beginning in 1997:

      1.    ADP Testing:

            [X]   a.    Not applicable.

            [_]   b.    Current year data for all Participants will be used.

            [_]   c.    Prior year data for Non-Highly Compensated Employees
                        will be used.

      2.    ACP Testing:

            [X]   a.    Not applicable.

            [_]   b.    Current year data for all Participants will be used.

            [_]   c.    Prior year data for Non-Highly Compensated Employees
                        will be used.

B.    Testing Elections for the Plan Year beginning in 1998:

      1.    ADP Testing:

            [X]   a.    Not applicable.

            [_]   b.    Current year data for all Participants will be used.

            [_]   c.    Prior year data for Non-Highly Compensated Employees
                        will be used.

      2.    ACP Testing:

            [X]   a.    Not applicable.

            [_]   b.    Current year data for all Participants will be used.

            [_]   c.    Prior year data for Non-Highly Compensated Employees
                        will be used.

C.    Testing Elections for the Plan Year beginning in 1999:

      1.    ADP Testing:

            [_]   a.    Not applicable.

            [X]   b.    Current year data for all Participants will be used.

            [_]   c.    Prior year data for Non-Highly Compensated Employees
                        will be used.

      2.    ACP Testing:

            [_]   a.    Not applicable.

            [X]   b.    Current year data for all Participants will be used.

            [_]   c.    Prior year data for Non-Highly Compensated Employees
                        will be used.